EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Crdentia Corp. for the registration of 9,334,824 shares of its common stock of our report dated March 29, 2005, with respect to the consolidated financial statements of Crdentia Corp. included in its Form 10-KSB for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ KBA Group LLP
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KBA Group LLP
Dallas, Texas
May 27, 2005